SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

Forest Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II L.P.
Icahn Partners Master Fund III L.P.
High River Limited Partnership
Hopper Investments LLC
Barberry Corp.
Icahn Onshore LP
Icahn Offshore LP
Icahn Capital L.P.
IPH GP LLC
Icahn Enterprises Holdings L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.
Carl C. Icahn
Dr. Eric J. Ende
Pierre Legault
Andrew J. Fromkin
Daniel A. Ninivaggi
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)           Title of each class of securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)           Proposed maximum aggregate value of transaction:

5)           Total fee paid:

[  ]           Fee paid previously with preliminary materials.

[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

2)           Form, Schedule or Registration Statement No.:

3)           Filing Party:

4)           Date Filed:

On July 12, 2012, Carl C. Icahn and affiliated entities filed Amendment No. 7 to Schedule 13D relating to Forest Laboratories, Inc., a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF FOREST LABORATORIES, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.   INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE AMENDED PRELIMINARY PROXY STATEMENT FILED BY MR. ICAHN AND HIS AFFILIATES ON JULY 11, 2012 (THE “PRELIMINARY PROXY”).  EXCEPT AS OTHERWISE DISCLOSED HEREIN OR IN THE PRELIMINARY PROXY, THE PARTICIPANTS HAVE NO INTEREST IN FOREST LABORATORIES, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF FOREST LABORATORIES, INC., AS DISCLOSED IN THE PRELIMINARY PROXY.  THE PRELIMINARY PROXY IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

EXHIBIT 1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 7)*

Forest Laboratories, Inc.
(Name of Issuer)

Common Stock, Par Value $0.10
(Title of Class of Securities)

345838106
(CUSIP Number)

Keith Schaitkin, Esq.
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

July 12, 2012
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box  / /.

NOTE:  Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

Item 1.  Security and Issuer

This statement constitutes Amendment No. 7 to the Schedule 13D relating to the Common Stock, par value $0.10 (the “Shares”), issued by Forest Laboratories, Inc. (the “Issuer”), and hereby amends the Schedule 13D filed with the Securities and Exchange Commission on June 17, 2011 and amended by Amendment Nos. 1 through 6 thereto (as amended, the "Initial Schedule 13D"), on behalf of the Reporting Persons (as defined in the Initial Schedule 13D), to furnish the additional information set forth herein.  All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Initial Schedule 13D.

Item 4.  Purpose of Transaction

Item 4 of the Initial Schedule 13D is hereby amended by adding the following:

On July 12, 2012, Carl Icahn delivered the attached letter (the “July 12 Letter”) to the non-management members of the Issuer’s board of directors.  A copy of the July 12 Letter is filed herewith as an exhibit and incorporated herein by reference.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF FOREST LABORATORIES, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

Item 7.  Material to be Filed as Exhibits

Exhibit 1	The July 12 Letter

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: July 12, 2012

ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner

By:           /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:           /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

/s/ Carl C. Icahn_____________
CARL C. ICAHN

CARL C. ICAHN
767 Fifth Avenue, 47th Floor
New York, NY 10153

July 12, 2012

Via Email and Federal Express

Non-Management Members
Board of Directors
Forest Laboratories, Inc.
909 Third Avenue
New York, NY  10022

To the Non-Management Members of the Forest Labs Board:

I am appealing to you directly because to date my overtures to Howard Solomon have fallen on deaf ears.  I am concerned that we are reaching a precipice in this proxy contest from which an amicable solution is no longer possible.  And while I believe I will prevail in this proxy contest, the one thing that Howard Solomon and I do agree on, is that we both believe that an amicable solution would best serve all shareholders and would avoid a great deal of distraction and expenses for the company. Perhaps you were not informed by Howard Solomon (although he stated otherwise) that before putting together a slate I sought to avoid a proxy contest by having you add Eric Ende and Daniel Ninivaggi to the Board, both very well qualified individuals.  After Howard summarily rejected this request, I expressed a willingness to add those two individuals to the Board without removing any of the current Board members.  Yet again, Howard flatly refused claiming that such shareholder representation on the Board would be a “distraction.”  His most recent statement to me was that the dismissal of my request was the will of the Board.  If you are true in your belief that a prolonged proxy contest would be deleterious to Forest (as I am), how can you be so hastily dismissive?  I strongly believe that any properly functioning board with the best interests of shareholders in mind would have quickly sought peace on the terms I outlined above for three simple reasons.

First, as you know, we are your second largest shareholder, owning nearly $1 billion, or 10%, of the Forest Labs stock.  As a large and concerned shareholder, we believe that we are entitled to representation on the Board and would improve the composition and functionality of the Board by bringing an owner’s perspective to the Board.

Second, Forest Labs is at a critical crossroads.  The Board has allowed management to make strategic decisions that have resulted in an over dependence on two drugs that are either off or soon to be off patent and I doubt, along with many analysts, that the current pipeline will be sufficient to pick up the slack.  The fact of the matter is that Forest Lab’s enterprise value has declined by nearly $8 billion, or 55%, during the last 10 years and your own estimates call for an 80% decline in earnings in the current fiscal year. I cannot imagine how things will not get markedly worse when Namenda comes off patent in 2015.  And the recent missteps in both underestimating the effects of the Lexapro patent cliff (which has been looming for years) and missing guidance on the recent launches of Teflaro and Daliresp merely strengthen my conviction that Forest is a company in dire need of help.  Business as usual is no longer adequate.

Third, I have a proven track record of nominating directors to companies that significantly outperform once those nominees are on the board, including specific instances of success in bio-pharma companies.  The share prices of Amylin, Biogen, Genzyme, and Imclone have increased by approximately 174%, 180%, 48%, and 132%, respectively, since the dates my representatives joined (or announced joining) those boards, meaningfully outperforming the biotech index.  I believe it is without question that my candidates have superior qualifications, would be productive members of the Forest Labs’ Board, and would be a strong force in replicating the stellar results that my nominees have helped to produce in the companies mentioned above.

I believe that Howard has been so dismissive of my request because he has his own agenda.  However, given the stark lack of shareholder representation on the Board, the dire need for better strategic direction at the company and my track record with bio-pharma companies, I cannot fathom any legitimate reasons why you would dismiss my request so offhandedly.  It is very reasonable for a shareholder of my size and with my track record to ask to nominate two persons to a board – one internal and one independent – without seeking the removal of any incumbent directors.  Moreover, in my opinion, the notion that my nominees would be a distraction is a totally unfounded excuse.  In fact, in many instances, my nominees were invited back on boards even after I was no longer active in the company.  IF YOU GRANT ME THIS REPRESENTATION ON THE BOARD, WE CAN QUICKLY AVERT THE CONTINUATION OF A PROLONGED AND CONTENTIOUS PROXY FIGHT AND I AM SURE WE ALL AGREE THAT SUCH A FIGHT WOULD BE EXTREMLEY HARMFUL TO THE COMPANY GIVEN ITS CURRENT CONDITION.

I urge you not to be blinded by ill-placed loyalty to Howard Solomon.  Howard Solomon continues to assert that all is well at the company, assertions he has been making for the past 10 years as the enterprise value of the company continues its tumble.  As I am sure you are aware, each of you owes a fiduciary duty of loyalty and duty of care to the Company and its stockholders.  You owe no such duties to Mr. Solomon personally-- None.  I know several of you have known Howard Solomon for many, many years.  Do not let your personal relationship with Howard Solomon get in the way of what is right for the company and what your fiduciary duties require you to do.

Time is running short.  I hope to hear from you within the next few days.

Sincerely,

/s/ Carl C. Icahn

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF FOREST LABORATORIES, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.   INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE AMENDED PRELIMINARY PROXY STATEMENT FILED BY MR. ICAHN AND HIS AFFILIATES ON JULY 11, 2012 (THE “PRELIMINARY PROXY”).  EXCEPT AS OTHERWISE DISCLOSED HEREIN OR IN THE PRELIMINARY PROXY, THE PARTICIPANTS HAVE NO INTEREST IN FOREST LABORATORIES, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF FOREST LABORATORIES, INC., AS DISCLOSED IN THE PRELIMINARY PROXY.  THE PRELIMINARY PROXY IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.